UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2026

THE HAIN CELESTIAL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-22818	22-3240619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 River Street,
Hoboken, New Jersey		07030
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 587-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HAIN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2026, The Hain Celestial Group, Inc. (“Hain Celestial” or the “Company”), for itself and through certain of its wholly-owned subsidiaries (collectively, the “Sellers”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with entities (the “Purchasers”) affiliated with global private equity firm AURELIUS, pursuant to which, subject to the terms and conditions set forth therein, the Purchasers have agreed to acquire from the Sellers (the “International Business Transaction”) the entities (the “Target Entities”) that operate Hain Celestial’s International business in the United Kingdom, Ireland and Europe, including Ella’s Kitchen® baby and kids foods, Joya® and Natumi® plant-based beverages, Hartley’s® jelly, as well as Cully & Sully®, Yorkshire Provender®, and New Covent Garden® soups (collectively, the “International Business”).

The gross sale price for the International Business Transaction is £233.0 million, plus an additional locked box ticker amount expected to be approximately £5.5 million (depending on the date on which closing occurs) to compensate the Sellers for profits of the International Business during a specified period, for an estimated aggregate gross sale price of £238.5 million, or approximately $323.2 million. The aggregate net cash proceeds to be realized, after transaction expenses and taxes and including cash to be distributed from the International Business prior to closing, are expected to be between £225.1 million and £228.8 million, or between approximately $305.0 million and $310.0 million. Upon closing of the International Business Transaction, the Company would use the net proceeds to reduce the Company’s indebtedness. The foregoing U.S. Dollar figures are based on current foreign exchange rates and are subject to change based on foreign exchange rates in effect at the time the International Business Transaction closes.

Consummation of the International Business Transaction is subject to the following closing conditions: (1) customary regulatory consents, approvals or non-objections from regulatory authorities in the United Kingdom, Austria, Ireland, Germany and Belgium, and (2) by October 12, 2026, the Company and its lenders entering into an amendment of the Company’s credit agreement, which currently has a maturity date of December 22, 2026, to extend such maturity date by not less than nine months. If the credit agreement amendment is not entered into by October 12, 2026, the Purchasers may terminate the Purchase Agreement.

The Company remains in active discussions with its lenders to reach an agreement on an amendment of the Company’s credit agreement that would satisfy the closing condition for the International Business Transaction. While there can be no assurance that a credit agreement amendment will be obtained, the Company’s Board of Directors believes that extending the maturity date and completing the International Business Transaction would be in the best interests of the Company and its stakeholders.

Subject to the satisfaction of the closing conditions, the International Business Transaction is currently expected to close in the Company’s fiscal second quarter ending December 31, 2026.

The Purchase Agreement provides for customary covenants, including covenants requiring that the Sellers operate the International Business in the ordinary course and refrain from taking certain actions without the Purchasers’ consent during the period from the date of the Purchase Agreement to the closing of the International Business Transaction. The Purchase Agreement also contains customary warranties and undertakings of the Sellers, including warranties relating to the operation of the International Business, in each case subject to various materiality and other customary qualifiers. Additionally, the Purchasers’ recourse with respect to certain of the Sellers’ warranties is limited to recovery against a third-party warranty and indemnity insurance policy procured by the Purchasers. The Purchase Agreement also contains customary warranties and undertakings of the Purchasers, subject to materiality and other customary qualifiers.

The Target Entities to be sold in the International Business Transaction are:

United Kingdom:

Ella’s Kitchen (Brands) Limited, Ella’s Kitchen (IP) Limited, Hain Celestial UK Limited, Hain Frozen Foods UK Limited, S.Daniels Limited, Daniels Chilled Foods Limited, Hain Celestial (C&S) Limited, and Farmhouse Fare Limited

Ireland:	Hain Celestial Ireland Limited and Cully &Sully Limited
Austria:	FORMATIO Beratungs- und Beteiligungs GmbH, Mona Oberwart Produktions GmbH and Mona Naturprodukte GmbH
Germany:	Natumi GmbH and Mona Sojaland GmbH
Belgium:	Lima, - Natuurvoedingsbedrijf - Lima Manufacture D’Aliments Naturels BV

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

At the closing of the International Business Transaction, Hain Celestial is expected to enter into a Transitional Services Agreement, pursuant to which Hain Celestial will provide certain transition services for the benefit of the International Business for a period of time following the closing.

The foregoing summary has been included to provide information regarding the terms of the Purchase Agreement. It is not intended to provide any factual information about Hain Celestial, the other Sellers, the Target Entities, the Purchasers or their respective subsidiaries or affiliates. The Purchase Agreement contains representations and warranties that the Sellers, on one hand, and the Purchasers, on the other hand, made to and solely for the benefit of each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement or contained in confidential disclosures provided by the parties. Some of those representations and warranties (i) may not be accurate or complete as of any specified date and are modified, qualified and created in important part by the underlying disclosures provided by the parties, (ii) may be subject to a contractual standard of materiality different from those generally applicable to stockholders or (iii) may have been used for the purpose of allocating risk between the parties to the Purchase Agreement rather than establishing matters as facts. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information. Stockholders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Hain Celestial, the other Sellers, the Target Entities or the Purchasers. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Hain Celestial’s public disclosures.

Item 2.02 Results of Operations and Financial Condition.

On September 14, 2026, the Company issued a press release announcing financial results for its fourth quarter and fiscal year ended June 30, 2026. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information contained in this Item 2.02 of this Current Report on Form 8-K (this “Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Wolfgang Goldenitsch, the Company’s President, International, heads the International Business and will cease to be an executive officer of the Company if the International Business Transaction closes.

Item 7.01 Regulation FD Disclosure.

On September 14, 2026, Hain Celestial issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1

Share Purchase Agreement, dated September 12, 2026, among The Hain Celestial Group, Inc., Ella’s Kitchen Group Limited, The Hain Daniels Group Limited, Hain Celestial Europe B.V., and HCGI U.S. Finance Co., LLC, as the Sellers, and Aurelius V AcquiCo Twenty Four Limited and AURELIUS V GER AcquiCo Six GmbH, as the Purchasers*

99.1	Press Release of The Hain Celestial Group, Inc. dated September 14, 2026 Announcing Financial Results for Its Fourth Quarter and Fiscal Year Ended June 30, 2026
99.2	Press Release of The Hain Celestial Group, Inc. dated September 14, 2026 Announcing Its Entry Into a Definitive Agreement for the Sale of Its International Business
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the U.S. Securities and Exchange Commission (the “SEC”) a copy of any omitted schedule or exhibit upon request by the SEC. Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The registrant agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon its request.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things, our beliefs or expectations relating to our future performance, results of operations and financial condition, including statements about our plans to sell the International Business, the expected timetable for completing the International Business Transaction, the outcome of our discussions with our lenders, our ability to create stakeholder value and the outcome of our strategic review.

Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include our ability to satisfy the conditions to the closing of the International Business Transaction, which may include conditions outside of our control, the upcoming maturity of our credit agreement in December 2026 and our ability to secure an extension of the maturity date with our lenders, including that any such amendment requires the consent of all lenders and that the failure to obtain it within the required period would permit the Purchasers to terminate the Purchase Agreement and the other risks and uncertainties described in our most recent Annual Report on Form 10-K, our Annual Report on Form 10-K for fiscal 2026 expected to be filed today and our other filings from time to time with the SEC.

We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HAIN CELESTIAL GROUP, INC.

Date:	September 14, 2026	By:	/s/ Lee A. Boyce
Lee A. Boyce Chief Financial Officer